Exhibit 99.3

_____________________________________________________________________________

REGISTRATION RIGHTS AGREEMENT

by and between

SEAWORLD ENTERTAINMENT, INC.

and

HILL PATH CAPITAL LP

HILL PATH CAPITAL PARTNERS LP

HILL PATH CAPITAL CO-INVESTMENT PARTNERS LP

HILL PATH CAPITAL PARTNERS-H LP

HILL PATH CAPITAL PARTNERS CO-INVESTMENT E LP

HILL PATH CAPITAL PARTNERS CO-INVESTMENT E2 LP

HILL PATH CAPITAL PARTNERS CO-INVESTMENT S LP

HEP FUND LP

HM FUND LLP

HILL PATH CAPITAL PARTNERS GP LLC

HILL PATH CAPITAL PARTNERS E GP LLC

HILL PATH CAPITAL PARTNERS S GP LLC

HILL PATH INVESTMENT HOLDINGS LLC

HILL PATH HOLDINGS LLC

HE GP LLC

HM GP LLC

Dated as of May 27, 2019

_____________________________________________________________________________

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REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 27, 2019, is by and between SeaWorld Entertainment, Inc., a Delaware corporation (the “Company”), and Hill Path Capital LP (“Hill Path”), a limited partnership organized under the laws of Delaware, Hill Path Capital Partners LP (“Hill Path Capital”), a Delaware limited partnership, Hill Path Capital Co-Investment Partners LP (“Hill Path Co-Investment”), a Delaware limited partnership, Hill Path Capital Partners-H LP (“Hill Path H”), a Delaware limited partnership, Hill Path Capital Partners Co-Investment E LP (“Hill Path E”), a Delaware limited partnership, Hill Path Capital Partners Co-Investment E2 LP (“Hill Path E2”), a Delaware limited partnership, Hill Path Capital Partners Co-Investment S LP (“Hill Path S”), a Delaware limited partnership, HEP Fund LP (“HEP Fund”), a Delaware limited partnership, HM Fund LP, a Delaware limited partnership (“HM Fund”), Hill Path Capital Partners GP LLC, a Delaware limited liability company, as the general partner of each of Hill Path Capital, Hill Path Co-Investment and Hill Path H, Hill Path Capital Partners E GP LLC, a Delaware limited liability company, as the general partner of each of Hill Path E and Hill Path E2, Hill Path Capital Partners S GP LLC, a Delaware limited liability company, as the general partner of Hill Path S, HE GP LLC, a Delaware limited liability company as the general partner of HEP Fund, HM GP LLC, a Delaware limited liability company, as the general partner of HM Fund, Hill Path Investment Holdings LLC, a Delaware limited liability company as the investment management of each of Hill Path, Hill Path Co-Investment, Hill Path H, Hill Path E, Hill Path E2 and Hill Path S, and Hill Path Holdings LLC, a Delaware limited liability company as the general partner of Hill Path (together, the “Hill Path Entities” and, individually, a “Hill Path Entity”) and any other parties that become party hereto as holders of Registrable Securities (as defined below) pursuant to Section 11.2.

RECITALS

WHEREAS, the Hill Path Entities have agreed to acquire beneficial ownership of 13,214,000 shares of Common Stock (as defined below) and simultaneous with the execution of this Agreement, the Company and Hill Path are entering into a Stockholders Agreement (as defined below) with the Company;

WHEREAS, the Company is entering into this Agreement in consideration of, and as a condition and inducement to, Hill Path Capital’s willingness to enter into the Stockholders Agreement; and

WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement (as defined below), the Company and Hill Path Entities wish to define certain registration rights granted to the Hill Path Entities on the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the recitals and the mutual premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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Article I

DEFINITIONS

In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

“Agreement” as defined in the Preamble.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day in New York, NY on which banking institutions are authorized by law or regulations to close.

“Closing” as defined in the Stock Purchase Agreement.

“Commission” means the U.S. Securities and Exchange Commission and any successor agency performing comparable functions.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” as defined in the Preamble.

“Demand Registrations” as defined in 0.

“Demand Registration Statements” as defined in 0.

“Effective Date” means the date on which the Closing occurs.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect from time to time.

“Governmental Authority” means any regional, federal, state or local legislative, executive or judicial body or agency, any court of competent jurisdiction, any department, political subdivision or other governmental authority or instrumentality, or any arbitral authority, in each case, whether domestic or foreign.

“HEP Fund” as defined in the Preamble.

“Hill Path” as defined in the Preamble.

“Hill Path Affiliate” as defined in the Stockholders Agreement.

“Hill Path Capital” as defined in the Preamble.

“Hill Path Co-Investment” as defined in the Preamble.

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“Hill Path E” as defined in the Preamble.

“Hill Path E2” as defined in the Preamble.

“Hill Path Entities” as defined in the Preamble together with any Permitted Transferee.

“Hill Path H” as defined in the Preamble.

“Hill Path S” as defined in the Preamble.

“Hill Path Stake Permitted Transferee” as defined in the Stockholders Agreement.

“Indemnified Party” as defined in Section 7.3.

“Indemnifying Party” as defined in Section 7.3.

“Long-Form Demand Registration” as defined in Section 2.1(b).

“Long-Form Demand Registration Statement” as defined in Section 2.1(a).

“New Issuance” as defined in the Stockholders Agreement.

“Permitted Transferee” means (i) a Hill Path Entity, (ii) a Hill Path Affiliate that has executed a joinder agreement to the Stockholders Agreement and (iii) a Hill Path Stake Permitted Transferee that has been transferred Common Stock as part of a “Permitted Transfer” in accordance with the terms and conditions of the Stockholder Agreement and that has agreed to comply with the restrictions in Section 4(b)(i) of the Stockholders Agreement.

“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company or limited liability partnership, an association, a trust, estate or other fiduciary or any other legal entity, and any Governmental Authority.

“Piggyback Registration” as defined in Section 3.1.

“Piggyback Registration Statement” as defined in Section 3.1.

“Public Offering” means any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect (other than any registration statement on Form S-8 or Form S-4 or any successor forms thereto).

“Registrable Securities” means all shares of Common Stock held by a Stockholder, including shares of Common Stock purchased in a New Issuance in accordance with Section 5 of the Stockholders Agreement, and any securities into which the Common Stock may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company and any equity securities of the Company then outstanding which were issued or issuable as a dividend, stock split or other distribution with respect to or in replacement of Common Stock held by a Stockholder (whether now held or hereafter acquired, and including any such securities received by a Stockholder upon the conversion or exchange of, or pursuant to such a transaction with respect to, other securities held by such Stockholder). As to any Registrable Securities, such securities will cease to be Registrable Securities when: (i) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement; (ii) such Registrable Securities shall have been sold pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act; (iii) such Registrable Securities may be sold pursuant to Rule 144 (or any similar provision then in effect) without limitation thereunder on volume or manner of sale; (iv) such Registrable Securities cease to be outstanding, or (v) such Registrable Securities have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Registration Expenses” as defined in Section 6.1.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect from time to time.

“Shelf Demand Registration” as defined in 0.

“Shelf Registration Statement” as defined in 0.

“Short-Form Demand Registration” as defined in Section 2.2.

“Short-Form Demand Registration Statement” as defined in Section 2.2.

“Stockholder” means a Hill Path Entity or any transferee to whom a Hill Path Entity has transferred Registrable Securities in accordance with the Stockholders Agreement and to whom registration rights are assigned pursuant to and in accordance with Section 11.2, in each case that is a holder of Registrable Securities.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of the date hereof, by and between the Company and Hill Path.

“Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated as of the date hereof, among Lord Central Opportunity V Limited, Hill Path Capital and the other parties thereto.

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“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, fifty percent (50%) or more of either (x) the total equity interests or (y) the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof, is, in either case, at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), fifty percent (50%) or more of the total equity interests of such limited liability company, partnership, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to own, control or have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or member, or general partner, of such limited liability company, partnership, association or other business entity.

Article II

DEMAND REGISTRATION RIGHTS

Section 2.1            Long-Form Registration.

(a)                Subject to the terms of this Agreement and the Stockholders Agreement, a Stockholder shall be entitled to request registration under the Securities Act of the resale of all or part of the Stockholder’s Registrable Securities on Form S-1 or any similar long-form registration statement (a “Long-Form Demand Registration Statement”); provided, however, that with respect to any request under this Section 2.1(a): (i) the Company shall not otherwise be eligible at the time of the request to file a registration statement on Form S-3 or any similar short form registration statement for the resale of Registrable Securities by the Stockholder; and (ii) the Stockholder shall, at the anticipated time of effectiveness of such registration statement, be permitted under the Stockholders Agreement to sell the Common Stock to be registered pursuant to the applicable registration statement.

(b)               Upon receipt of any written request pursuant to this Section 2.1, the Company will use its reasonable best efforts to effect the registration under the Securities Act. A registration requested pursuant to this Section 2.1 is referred to herein as a “Long-Form Demand Registration.”

Section 2.2            Short-Form Registration. In addition to the Long-Form Demand Registration right provided pursuant to Section 2.1 above, at any time after the date hereof when the Company is eligible to use Form S-3, the Stockholder shall be entitled to request, and the Company shall use reasonable best efforts to cause, registration under the Securities Act of the resale of all or part of their Registrable Securities on Form S-3 or any similar short-form registration statement (a “Short-Form Demand Registration Statement”); provided, however, that with respect to any requests under this Section 2.2, the Stockholder shall, at the anticipated time of effectiveness of such registration statement, be permitted under the Stockholders Agreement to sell the Common Stock to be registered pursuant to the applicable registration statement. A registration requested pursuant to this Section 2.2 is referred to herein as a “Short-Form Demand Registration.”

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Section 2.3            Shelf Registration.

(a)                Subject to the terms of this Agreement and the Stockholders Agreement, commencing at any time after the date a Stockholder is permitted under the Stockholders Agreement to sell such Stockholder’s Registrable Securities and the Company is eligible to use Form S-3 or similar short-form registration statement, a Stockholder shall be entitled to request that the Company file a shelf registration statement on Form S-3, which, if the Company is a well-known seasoned issuer, as defined by Securities Act Rule 405, at the time of the filing of such registration, may be an automatic shelf registration statement (and will be, if requested by the Stockholder requesting the registration), to register the resale of all or part of the Stockholder’s Registrable Securities, pursuant to Securities Act Rule 415 (including the prospectus, amendments and supplements to the shelf registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed incorporated by reference, if any, in such shelf registration statement) (the “Shelf Registration Statement” and, together with the Long-Form Demand Registration Statement and the Short-Form Demand Registration Statement, the “Demand Registration Statements”). A registration requested pursuant to this 0, including a shelf takedown from a Shelf Registration Statement, is referred to herein as a “Shelf Demand Registration” (and, together with the Long-Form Demand Registration and the Short-Form Demand Registration, the “Demand Registrations”).

(b)               The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective by the Commission as soon as practicable after such filing, and shall use its reasonable best efforts to keep the Shelf Registration Statement effective, from the date such Shelf Registration Statement becomes effective until the earliest to occur (i) the first date as of which all of the shares of Registrable Securities included in the Shelf Registration Statement have been sold or (ii) a period of three (3) years.

(c)                The Stockholder shall be limited to a total of six (6) Long-Form Demand Registration Statements, Short-Form Demand Registration Statements and Shelf Registration Statements, in the aggregate, pursuant to Section 2.1, Section 2.2 and Section 2.3, which, for the avoidance of doubt, shall not include a shelf takedown from a Shelf Registration Statement. Other than as provided by Section 2.4 and Section 6.1, a registration will not count as a Demand Registration until the Demand Registration Statement has become effective and, with respect to an underwritten shelf takedown, the prospectus supplement for such offer has been filed with the Commission.

Section 2.4            Payment of Expenses for Demand Registrations. The Company will pay all Registration Expenses (as defined in Section 6.1 below) for up to six (6) Demand Registrations permitted under Section 2.1, Section 2.2 and Section 2.3; provided, however that (a) the Company will pay all Registration Expenses for any sale pursuant to a broker transaction under the Shelf Registration Statement until such time as the Stockholder has requested six (6) Demand Registrations (including any underwritten shelf takedowns from a Shelf Registration Statement, but excluding any sale pursuant to a broker transaction under the Shelf Registration Statement), and (b) if the Stockholder requests more than six (6) Demand Registrations (including any Demand Registrations forfeited by the Stockholder in accordance with this Section 2.4), the Stockholder will pay, in connection with such additional Demand Registrations (including any shelf takedown from a Shelf Registration Statement), (i) all Registration Expenses; (ii) any underwriting discounts, commissions, transfer taxes and underwriter fees and disbursements (in connection with an underwritten Demand Registration) relating to the Registrable Securities; and (iii) the expenses and fees for listing the securities to be registered on each securities exchange. A registration will not count as a Demand Registration until the registration statement has become effective and, with respect to an underwritten shelf takedown, the prospectus supplement for such offer has been filed with the Commission; provided, however that if a Stockholder fails to reimburse the Company for reasonable and documented Registration Expenses with respect to a withdrawn Demand Registration in accordance with Section 6.1, the Stockholder shall forfeit such withdrawn Demand Registration.

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Section 2.5            Priority. In the case of an underwritten offering, if the managing underwriters with respect to a Demand Registration advise the Company in writing that, in their opinion, the inclusion of the number of Registrable Securities and other securities to be included in such underwritten offering creates a substantial risk that the price per share will be reduced, the Company will include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the number of such Registrable Securities that in the opinion of such underwriters can be sold without creating such a risk. In no event will a Demand Registration pursuant to Section 2.1, Section 2.2 or Section 2.3 count as a Demand Registration for purposes of Section 2.3(c) unless (i) all Registrable Securities requested to be registered in such Demand Registration by the Stockholder are, in fact, registered in such registration if the offering is not underwritten, or (ii) at least fifty percent (50%) of all Registrable Securities requested to be registered in such Demand Registration by the Stockholder are, in fact, registered in such registration if the offering is underwritten.

Section 2.6            Restrictions.

(a)                The Company will not be obligated to effect any Demand Registration within ninety (90) days after the effective date of (i) a previous Demand Registration Statement; or (ii) a previous Piggyback Registration Statement under which the Stockholder requesting the Demand Registration had piggyback rights pursuant to Section 3.1 below wherein the Stockholder was permitted to register and sold at least 50% of the Registrable Securities included in such Piggyback Registration Statement.

(b)               The Company may postpone the filing of a Demand Registration Statement for a reasonable “blackout period” not in excess of ninety (90) days if (i) the Board determines that such registration or offering is reasonably likely to materially interfere with a bona fide business, financing or business combination transaction of the Company or is reasonably likely to require premature disclosure of material non-public information, which premature disclosure is reasonably likely to materially and adversely affect the Company, or (ii) such registration would require the Company to recast its historical financial statements or prepare pro forma financial statements, acquired business financial statements or other information, with which requirement the Company is reasonably unable to comply.

(c)                Such blackout period will end upon the earlier to occur of, (i) in the case of a bona fide business, financing or business combination transaction, a date not later than ninety (90) days from the date such deferral commenced, (ii) in the case of disclosure of non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Form 10-K or Form 10-Q, or (y) the date upon which such information is otherwise disclosed, (iii) in the case of the recasting of historical financial statements, the date upon which such financial statements are filed by the Company with the Commission, provided however, the Company shall use its reasonable best efforts to file such statements as promptly as practicable and (iv) in the case of preparation of pro forma or acquired business financial statements, a date not later than seventy-five (75) days after the date of such acquisition. In no event shall there be more than two (2) blackout periods during any rolling period of three hundred sixty-five (365) days, and the number of days covered by any one or more blackout periods pursuant to this Section 2.6 or Section 4.3 shall not exceed one hundred eighty (180) days in the aggregate during any rolling period of three hundred sixty-five (365) days.

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Section 2.7            Selection of Underwriters. In connection with any underwritten Demand Registration, the Stockholder initiating the Demand Registration shall have the right to (i) determine the plan of distribution and (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter (provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Company).

Section 2.8            Additional Rights. The Company represents that, upon the Closing, it will have no obligation to any Person (other than the Stockholder) to register any of its securities, and agrees that it shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Stockholders in this Agreement or grant any additional registration rights to any person or with respect to any securities that are not Registrable Securities that adversely affect the priorities of the Stockholders pursuant to this Agreement.

Article III

PIGGYBACK REGISTRATIONS

Section 3.1            Right to Piggyback. At any time after the date on which a Stockholder is permitted under the Stockholders Agreement to sell Common Stock, whenever the Company proposes to register the issuance or sale of any of its Common Stock under the Securities Act for its own account or otherwise, and the registration form to be used may be used for the registration of the resale of Registrable Securities (each, a “Piggyback Registration”) (except for the registrations on Form S-8 or Form S-4 or any successor form thereto) (a “Piggyback Registration Statement”), the Company will give written notice, at least fifteen (15) days prior to the proposed filing of such registration statement, to the Stockholder of its intention to effect such a registration and will use reasonable best efforts to include in such registration all Registrable Securities (in accordance with the priorities set forth in Sections 3.2 and 3.3 below) with respect to which the Company has received written requests for inclusion specifying the number of Registrable Securities desired to be registered, which request shall be delivered within fifteen (15) days after the delivery of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration Statement at any time in its sole discretion.

Section 3.2            Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary offering on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in the registration creates a substantial risk that the price per share of the primary securities will be reduced or that the amount of the primary securities intended to be included on behalf of the Company will be reduced, then the managing underwriter and the Company may exclude securities (including Registrable Securities) from the registration and the underwriting, and the number of securities that may be included in such registration and underwriting shall include: (i) first, any securities that the Company proposes to sell; (ii) second, any Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the total number of Registrable Securities which are held by such holders, and (iii) third, other securities, if any, requested to be included in such registration to be allocated pro rata among the holders thereof.

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Section 3.3            Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary offering on behalf of holders of the Company’s securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in the registration creates a substantial risk that the price per share of securities offered thereby will be reduced, the Company will include in such registration: (i) first, the Common Stock requested to be included therein by the Person requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among such Person and the holders of such Registrable Securities on the basis of the total number of Registrable Securities which are held by such Person and such holders; and (ii) second, other securities, if any, requested to be included in such registration to be allocated pro rata among the holders thereof.

Section 3.4            Selection of Underwriters. In connection with any underwritten Piggyback Registration initiated by the Company, the Company shall have the right to (i) determine the plan of distribution and (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter. In connection with any underwritten secondary Piggyback Registration, the Person initiating the Piggyback Registration shall have the right to (i) determine the plan of distribution and (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter (provided that such investment banker or bankers and managers shall be reasonably satisfactory to the Company).

Section 3.5            Payment of Expenses for Piggyback Registrations. The Company will pay all Registration Expenses (as defined in Section 6.1 below) for the Piggyback Registrations under this Article III.

Article IV

ADDITIONAL AGREEMENTS

Section 4.1            Holders’ Agreements. To the extent not inconsistent with applicable law, each holder of Registrable Securities agrees that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, it will (i) not offer, sell, contract to sell, loan, grant any option to purchase, make any short sale or otherwise dispose of, hedge or transfer any of the economic interest in (or offer, agree or commit to do any of the foregoing) any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired by such holder, owned directly (including holding as a custodian) or with respect to which such holder has beneficial ownership within the rules and regulations of the Commission (other than those included by such holder in the offering in question, if any) without the prior written consent of the Company or such underwriters, as the case may be, for up to fourteen (14) days prior to, and during the ninety (90) day period following, the effective date of the registration statement for such underwritten offering, and (ii) enter into and be bound by such form of agreement with respect to the foregoing as the Company or such managing underwriter may reasonably request; provided that each executive officer and director of the Company also agrees to substantially similar restrictions.

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Section 4.2            Company’s Agreements. The Company agrees not to effect any public sale or public distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the ninety (90) day period following the effective date of a registration statement of the Company for an underwritten Public Offering (except as part of any such underwritten registration or pursuant to registrations on Form S-8 or Form S-4 or any successor forms thereto), unless the underwriters managing the Public Offering otherwise agree.

Section 4.3            Suspension of Resales.

(a)                The Company shall be entitled to suspend the use of the prospectus forming any part of a Demand Registration Statement or Piggyback Registration Statement for a reasonable “blackout period” not in excess of ninety (90) days if (i) the Board determines that such registration or offering is reasonably likely to materially interfere with a bona fide business, financing or business combination transaction of the Company or is reasonably likely to require premature disclosure of material non-public information, which premature disclosure is reasonably likely to materially and adversely affect the Company, or (ii) an offering or sale pursuant to such prospectus would require the Company to recast its historical financial statements or prepare pro forma financial statements, acquired business financial statements or other information, with which requirement the Company is reasonably unable to comply.

(b)               The blackout period will end upon the earlier to occur of (i) in the case of a bona fide business, financing or business combination transaction, a date not later than ninety (90) days from the date such deferral commenced, (ii) in the case of disclosure of non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Form 10-K or Form 10-Q, or (y) the date upon which such information is otherwise disclosed, (iii) in the case of the recasting of historical financial statements, the date upon which such financial statements are filed by the Company with the Commission, provided however, the Company shall use its reasonable best efforts to file such statements as promptly as practicable and (iv) in the case of preparation of pro forma or acquired business financial statements, a date not later than seventy-five (75) days after the date of such acquisition. In no event shall there be more than two (2) blackout periods during any rolling period of three hundred sixty-five (365) days, and the number of days covered by any one or more blackout periods under this Section 4.3 or Section 2.6 shall not exceed one hundred eighty (180) days in the aggregate during any rolling period of three-hundred sixty five (365) days.

(c)                Each holder of Registrable Securities included in any such Demand Registration Statement or secondary Piggyback Registration Statement and not previously sold thereunder agrees that upon its receipt of a written certification from the Company notifying the Stockholder of such suspension, it will immediately discontinue the sale of any Registrable Securities pursuant to such registration statement or otherwise until such Stockholder has received copies of the supplemented or amended prospectus or until such holder is advised in writing that the use of the prospectus forming a part of such registration statement may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference in such prospectus.

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Article V

REGISTRATION PROCEDURES

Section 5.1            Company Obligations. Whenever the Company is required to file a registration statement under this Agreement or to use its reasonable best efforts to effect the registration of Registrable Securities, or whenever the holders of Registrable Securities have requested that the resale of any Registrable Securities be registered pursuant to this Agreement, the Company shall, as expeditiously as reasonably practicable:

(a)                prepare and, as soon as practicable after the end of the period within which requests for registration may be given to the Company, file with the Commission a registration statement with respect to the resale of such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish copies of all such documents proposed to be filed to one counsel designated by holders of a majority of the Registrable Securities covered by such registration statement and to the extent practicable under the circumstances, provide such counsel an opportunity to comment on any information pertaining to the holders of Registrable Securities covered by such registration statement contained therein; and the Company shall consider in good faith any corrections reasonably requested by such counsel with respect to such information);

(b)               except as otherwise provided in this Agreement (including Section 2.3(b) hereof), prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than the earlier of (i) with respect to a Long Form Demand Registration Statement, one hundred eighty (180) days, and with respect to a Short Form Demand Registration Statement, two (2) years, and (ii) the date that all of the securities covered by the registration statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)                in connection with any filing of any registration statement or prospectus or amendment or supplement thereto, cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

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(d)               furnish to each seller and underwriter of Registrable Securities, without charge, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus and summary prospectus) and such other documents as such seller or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e)                use its commercially reasonable efforts to register or qualify such Registrable Securities under such securities or blue sky laws of such jurisdictions as the Stockholders or underwriter reasonably request, keep each such registration or qualification effective during the period the associated registration statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller or underwriter to consummate the disposition in such jurisdictions of such Registrable Securities (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction, or (iii) subject itself or any of its Subsidiaries to taxation in any material respect in any such jurisdiction in which it is not subject to taxation);

(f)                promptly notify each seller and underwriter of such Registrable Securities and confirm in writing, when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective;

(g)               promptly notify each seller and underwriter of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 4.3, prepare and deliver a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h)               use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which the same or similar securities issued by the Company are then listed or if no such securities are then listed, on a national securities exchange selected by the Company;

(i)                 provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;

(j)                 enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

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(k)               use commercially reasonable efforts to cooperate with each seller and the underwriter or managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each seller or the underwriter or managing underwriter, if any, may reasonably request at least three (3) business days prior to any sale of Registrable Securities;

(l)                 subject to confidentiality agreements in form and substance acceptable to the Company, make available for inspection, at such place and in such manner as determined by the Company in its sole discretion, by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that any records, information or documents that are furnished by the Company and that are non-public shall be used only in connection with such registration;

(m)             advise each seller and underwriter of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(n)               make available to its security holders, as soon as reasonably practicable, an earnings statement (which need not be audited) covering at least twelve (12) months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(o)               cooperate and assist in any filing required to be made with the Financial Industry Regulatory Authority (FINRA);

(p)               obtain for delivery to any underwriter of Registrable Securities an opinion or opinions of counsel for the Company in customary form;

(q)               at the request of any seller of such Registrable Securities in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement a letter or letters from the independent certified public accountants of the Company addressed to the underwriters and the sellers of Registrable Securities, covering such matters as such accountants, underwriters and sellers may reasonably agree upon, in which letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are an independent registered public accounting firm within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of the Company included in the registration statement, the prospectus(es), or any amendment or supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act; and

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(r)                 with respect to underwritten Demand Registrations, make senior executives of the Company reasonably available to assist the underwriters with respect to, and participate in, the so-called “road show” in connection with the marketing efforts for, and the distribution and sale of, Registrable Securities pursuant to a registration statement.

Article VI

REGISTRATION EXPENSES

Section 6.1            The Company’s Expenses. Other than as provided by Section 2.4, the Company will pay all reasonable expenses incident to the Company’s performance of or compliance with this Agreement, including: all registration and filing fees; fees and expenses of compliance with securities or blue sky laws; fees and expenses incurred in connection with FINRA and rating agencies; costs and expenses related to analyst and investor presentations and “roadshows”; printing expenses; messenger and delivery expenses; and fees and disbursements of counsel for the Company; fees and disbursements of the Company’s registered public accounting firm (including with respect to “comfort letters”); all reasonable fees and disbursements of one lead counsel (and one local counsel per jurisdiction as necessary) for all Stockholders in connection with the registration; reasonable fees and disbursements of all other Persons retained by the Company; and any other fees and disbursements customarily paid by issuers of securities (all such expenses being herein called “Registration Expenses”); provided, however, that, as between the Company and the Stockholder, underwriting discounts, commissions, transfer taxes and underwriter fees and disbursements (in connection with an underwritten Demand Registration) relating to the Registrable Securities will be borne by the Stockholder. In addition, the Company will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company and the expenses and fees for listing the securities to be registered on each securities exchange. Notwithstanding the foregoing, if a request for Demand Registration for which the Company is obligated to pay all Registration Expenses pursuant to Section 2.4 and this Section 6.1 is subsequently withdrawn at the request of the Stockholder, the Stockholder shall forfeit such Demand Registration unless the Stockholder pays (or reimburses the Company) for all reasonable and documented Registration Expenses with respect to such withdrawn Demand Registration.

Section 6.2            The Stockholder’s Expenses. To the extent that any expenses incident to any registration are not required to be paid by the Company, the Stockholder will pay all such expenses which are clearly and solely attributable to the registration of the Registrable Securities so included in such registration.

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Article VII

INDEMNIFICATION

Section 7.1            By the Company. The Company shall indemnify, to the fullest extent permitted by law, the Stockholder and, as applicable, each of its trustees, stockholders, members, directors, managers, partners, officers and employees, and each Person who controls such holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including, but not limited to, attorneys’ fees and expenses) or actions or proceedings in respect thereof (whether or not such indemnified Person is party thereto) arising out of or based upon (a) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), (b) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or related document or report, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Stockholder expressly for use therein or by the Stockholder’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished the Stockholder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Stockholder. The payments required by this Section 7.1 will be made promptly during the course of the investigation or defense, as and when bills are received or expenses incurred.

Section 7.2            By Each Holder of Registrable Securities. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information relating to such holder as requested by the Company and is reasonably necessary for use in connection with any such registration statement, prospectus or prospectus supplement and, to the fullest extent permitted by law, will indemnify the Company and, as applicable, each of its directors, employees and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information furnished in writing by such holder for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus; provided, however, that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Securities and the liability of each such holder of Registrable Securities will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement, unless such loss, claim, damage, liability or expense resulted from such holder’s intentionally fraudulent conduct.

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Section 7.3            Procedure. Each party entitled to indemnification under this Article VII (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that the counsel for the Indemnifying Party who is to conduct the defense of such claim or litigation is reasonably satisfactory to the Indemnified Party (whose approval shall not be unreasonably withheld or delayed). The Indemnified Party may participate in such defense at such Indemnified Party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if (i) the Indemnifying Party has agreed in writing to pay such expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) in the reasonable judgment of the Indemnified Party, based upon the written advice of such Indemnified Party’s counsel, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest; provided, however, that in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (excluding one local counsel per jurisdiction as necessary) for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same event, allegations or circumstances. The Indemnified Party shall not make any settlement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article VII except and only to the extent that such failure to give notice shall materially prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement (i) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to such Indemnified Party or (ii) that includes an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

Section 7.4            Survival. The indemnification (and contribution provisions in Article VIII below) provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

Article VIII

CONTRIBUTION

Section 8.1            Contribution. If the indemnification provided for in Article VII from the Indemnifying Party is unavailable to or unenforceable by the Indemnified Party in respect to any costs, fines, penalties, losses, claims, damages, liabilities or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such costs, fines, penalties, losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and Indemnified Parties, on the other hand, in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the costs, fines, penalties, losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Article VII, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding this Article VIII, an indemnifying Stockholder shall not be required to contribute any amount in excess of the amount by which (i) the total price at which the Registrable Securities sold by the Stockholder exceeds (ii) the amount of any damages which such indemnifying holder has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such payments, unless such loss, claim, damage, liability or expense in respect of which contribution is required resulted from such holder’s intentionally fraudulent conduct.

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Section 8.2            Equitable Considerations; Etc. The Company and the Stockholder agree that it would not be just and equitable if contribution pursuant to this Article VIII were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Article IX

COMPLIANCE WITH RULE 144 AND RULE 144A

Section 9.1            Compliance with Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall take such measures and file such information, documents and reports as shall be required by the Commission as a condition to the availability of Rule 144 or Rule 144A (or any successor provisions) under the Securities Act.

Article X

PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

Section 10.1        Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell its securities on the basis provided in any underwriting arrangements approved by such Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

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Article XI

MISCELLANEOUS

Section 11.1        Amendments and Waivers. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment, modification, supplement or restatement of this Agreement must be effected by written agreement of the Company and Hill Path. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Any amendment, modification, supplement or restatement or waiver effected in accordance with this paragraph shall be binding upon the Stockholders and the Company as provided herein.

Section 11.2        Successors and Assigns. Neither the Company nor any Stockholder shall assign all or any part of this Agreement without the prior written consent of the Company or Hill Path, as the case may be; provided, however, that any Stockholder may assign its rights and obligations under this Agreement in whole or in part to a Permitted Transferee to which Registrable Securities are transferred pursuant to, and subject to the conditions set forth in, the Stockholders Agreement, provided that such assignee executes and delivers to the Company a counterpart to this Agreement whereby it agrees to be bound by the terms of this Agreement. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

Section 11.3        Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

Section 11.4        Notices. Any notice or communication by the Company or any Stockholder is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the recipient’s address:

If to the Company:

9205 South Park Center Loop, Suite 400
Orlando, Florida 32819
Facsimile No.: (407) 226-5039
Attention: General Counsel

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With a copy to:

Latham & Watkins LLP
330 North Wabash Avenue, Suite 2800
Chicago, IL 60611
Facsimile No.: (312) 993-9767
Attention: Cathy A. Birkeland
                 Bradley C. Faris

If to a Hill Path Entity:

Hill Path Capital LP

150 East 58th Street, 32nd Floor

New York, NY 10155

Attention: Scott I. Ross

Email: ross@hillpathcap.com

Facsimile: (646) 619-4844

With a copy (not constituting notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attention: Adam K. Weinstein

Email: aweinstein@sidley.com

Facsimile: (212) 839 5599

The Company or any Stockholder, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice or communication is mailed, transmitted or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

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Section 11.5        GOVERNING LAW; MUTUAL WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF, AND CONSENTS TO VENUE IN, the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) FOR ALL PURPOSES HEREUNDER including but not limited to the in personam and subject matter jurisdiction of those courts, waives any objections to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with the notice provisions of this Agreement) or any other manner permitted by Law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREE THAT ANY SUCH LEGAL PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 11.6        Reproduction of Documents. This Agreement and all documents relating hereto, including, but not limited to, (i) consents, waivers, amendments and modifications which may hereafter be executed, and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any arbitral, judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 11.7        Remedies. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

Section 11.8        Further Assurances. Each of the parties hereto will, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by any other party hereto in order to carry out the purposes and intent of this Agreement.

Section 11.9        No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event there arises any ambiguity or question or intent or interpretation with respect to this Agreement, this Agreement shall be construed as if drafted jointly by all of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

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Section 11.10    Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a Governmental Authority, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances. Upon such determination that any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 11.11    Entire Agreement. This Agreement, together with the other agreements referred to herein, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede and shall supersede all prior agreements and understandings (whether written or oral) between the Company and the Stockholders, or any of them, with respect to the subject matter hereof.

Section 11.12    Execution in Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.13    Effectiveness; Termination. This Agreement shall become effective automatically on the Effective Date, without further action by any party. Until the Effective Date (if any), this Agreement shall be of no force or effect and shall create no rights or obligations on the part of any party hereto. This Agreement shall automatically terminate upon the termination of the Stock Purchase Agreement prior to the Closing in accordance with its terms.

Section 11.14    No Third Party Beneficiaries. Except as provided in Article VII and Article VIII nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 11.15    Waiver of Certain Damages. To the extent permitted by applicable law, each party hereto agrees not to assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the transactions contemplated hereby.

Signature pages follow.

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

THE COMPANY

SEAWORLD ENTERTAINMENT, INC.

By:	/s/ Gustavo Antorcha
Name:	Gustavo (Gus) Antorcha
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

THE HILL PATH ENTITIES

HILL PATH CAPITAL LP

By:	/s/ Scott I. Ross
Name:	Scott I. Ross
Title:	Managing Partner

HILL PATH INVESTMENT HOLDINGS LLC

By:	/s/ Scott I. Ross
Name:	Scott I. Ross
Title:	Managing Partner

HILL PATH CAPITAL PARTNERS GP LLC as the general partner of each of Hill Path Capital Partners LP, Hill Path Co-Investment Partners LP and Hill Path Capital Partners-H LP

By:	/s/ Scott I. Ross
Name:	Scott I. Ross
Title:	Managing Partner

HILL PATH CAPITAL PARTNERS E GP LLC, as the general partner of each of Hill Path Capital Partners Co-Investment E LP and Hill Path Capital Partners Co-Investment E2 LP

By:	/s/ Scott I. Ross
Name:	Scott I. Ross
Title:	Managing Partner

[Signature Page to Registration Rights Agreement]

HILL PATH CAPITAL PARTNERS S GP LLC, as the general partner of Hill Path Capital Partners Co-Investment S LP

By:	/s/ Scott I. Ross
Name:	Scott I. Ross
Title:	Managing Partner

HE GP LLC, as the general partner of HEP Fund LP

By:	/s/ Scott I. Ross
Name:	Scott I. Ross
Title:	Managing Partner

HM GP LLC, as the general partner of HM Fund LP

By:	/s/ Scott I. Ross
Name:	Scott I. Ross
Title:	Managing Partner

[Signature Page to Registration Rights Agreement]